     As filed with the Securities and Exchange Commission on May 12, 1999

                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                         POST-EFFECTIVE AMENDMENT NO. 1

                                  TO FORM S-8
                            REGISTRATION STATEMENTS
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________
                                ICOS CORPORATION
             (Exact name of Registrant as specified in its charter)

                       Delaware                                                             91-1463450
(State or other jurisdiction of incorporation or organization)                (I.R.S. Employer Identification No.)

                            22021--20th Avenue S.E.
                           Bothell, Washington  98021
          (Address of principal executive offices, including zip code)

                    ICOS CORPORATION 1989 STOCK OPTION PLAN
       ICOS CORPORATION 1991 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
                           (Full title of the plans)

                                 GARY L. WILCOX
                      Executive Vice President, Operations
                                ICOS Corporation
                            22021  20th Avenue S.E.
                           Bothell, Washington  98021
                                 (425) 485-1900
(Name, address and telephone number, including area code, of agent for service)
                            ______________________
                                   Copy to:

                              JAMES R. LISBAKKEN
                               Perkins Coie LLP
                         1201 Third Avenue, 40th Floor
                        Seattle, Washington  98101-3099
                            ______________________
                        CALCULATION OF REGISTRATION FEE

                                                              Proposed Maximum      Proposed Maximum      Amount of
         Title of Securities                 Amount to Be    Offering Price Per    Aggregate Offering    Registration
          to Be Registered                    Registered           Share                 Price               Fee
         -------------------                 ------------    ------------------    ------------------    ------------
Common Stock, $0.01 par value per share           (1)               (1)                   (1)                (1)


(1) No additional securities are being registered and registration fees were paid upon filing of the original Form S-8 Registration Statements with the Securities and Exchange Commission (the "Commission") on July 19, 1996 (File No. 333-08485), June 24, 1994 (File No. 33-80680), June 21, 1993
     (File No. 33-64762) and June 8, 1992 (File No. 33-48401) for the employee benefit plans. Therefore, no further registration fee is required.

                   AMENDMENT OF PRIOR REGISTRATION STATEMENTS

     The Registrant's initial Form S-8 Registration Statements filed with the Commission on July 19, 1996 (File No. 333-08485), June 24, 1994 (File No. 33-80680), June 21, 1993 (File No. 33-64762) and June 8, 1992 (File No. 33-48401)
are hereby amended to provide that up to 232,476 shares available for issuance but not issued or subject to outstanding options under the Registrant's 1989 Stock Option Plan will not be issued under that plan but may be issued under the Registrant's 1999 Stock Option Plan under substantially the same terms and conditions. In addition, up to 7,044,621 shares subject to outstanding options under the Registrant's 1989 Stock Option Plan and its 1991 Stock Option Plan for Nonemployee Directors that cease to be subject to such options (other than by reason of exercise of the options to the extent they are exercised for shares) will no longer be available for issuance under those plans but will be available for issuance under the Registrant's 1999 Stock Option Plan. A Form S-8 Registration Statement for an additional 5,000,000 shares of the Registrant's Common Stock available for issuance under the Registrant's 1999 Stock Option Plan is being filed with the Commission.

     The contents of the initial Form S-8 Registration Statements referred to above are incorporated by reference into this Amendment No. 1 to such Registration Statements, except as described herein. Required consents and signatures are included in this amendment.


                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.  EXHIBITS


  Exhibit
  Number                       Description
  -------                      -----------
    *5.1  Opinion of Perkins Coie LLP
    23.1  Consent of Independent Certified Public Accountants
    23.2  Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)
    24.1  Power of Attorney (see signature page)
   *99.1  ICOS Corporation 1989 Stock Option Plan
   *99.2  ICOS Corporation 1991 Stock Option Plan for Nonemployee Directors

*Previously filed as exhibits to Form S-8 Registration Statements filed with the Commission on July 19, 1996 (File No. 333-08485), June 24, 1994 (File No. 33-80680), June 21, 1993 (File No. 33-64762) and June 8, 1992 (File No. 33-48401).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statements (File Nos. 333-08485, 33-80680, 33-64762 and 33-48401)
and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 10th day of May, 1999.


                               ICOS CORPORATION

                           By: /s/ GARY L. WILCOX
                               ------------------
                               Gary L. Wilcox
                               Director and Executive Vice President, Operations


                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Form S-8 Registration Statements (File Nos. 333-08485, 33-80680, 33-64762 and 33-48401) has been signed by the following persons in the capacities indicated below on the 10th day of May, 1999.

          Signature                                 Title
          ---------                                 -----
      *GEORGE B. RATHMANN          Chairman, Chief Executive Officer and President
--------------------------------   (Principal Executive Officer)
       George B. Rathmann


    /s/ GARY L. WILCOX             Director and Executive Vice President, Operations
--------------------------------
        Gary L. Wilcox

     *HOWARD S. MENDELSOHN         Chief Accounting Officer (Principal Financial and
--------------------------------   Accounting Officer)
      Howard S. Mendelsohn


        *FRANK T. CARY             Director
--------------------------------
         Frank T. Cary

      *JAMES L. FERGUSON           Director
--------------------------------
       James L. Ferguson

    *WILLIAM H. GATES, III         Director
--------------------------------
     William H. Gates, III

      *JANICE M. LECOCQ            Director
--------------------------------
       Janice M. LeCocq

      *DAVID V. MILLIGAN           Director
--------------------------------
       David V. Milligan

      *ROBERT W. PANGIA            Director
--------------------------------
       Robert W. Pangia

   *ALEXANDER B. TROWBRIDGE        Director
--------------------------------
    Alexander B. Trowbridge

      *WALTER B. WRISTON           Director
--------------------------------
       Walter B. Wriston

    *By /s/ GARY L. WILCOX
--------------------------------
Gary L. Wilcox, Attorney-in-Fact

                               INDEX TO EXHIBITS


  Exhibit
  Number                       Description
  -------                      -----------
    *5.1  Opinion of Perkins Coie LLP
    23.1  Consent of Independent Certified Public Accountants
    23.2  Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)
    24.1  Power of Attorney (see signature page)
   *99.1  ICOS Corporation 1989 Stock Option Plan
   *99.2  ICOS Corporation 1991 Stock Option Plan for Nonemployee Directors

*Previously filed as exhibits to Form S-8 Registration Statements filed with the Commission on July 19, 1996 (File No. 333-08485), June 24, 1994 (File No. 33-80680), June 21, 1993 (File No. 33-64762) and June 8, 1992 (File No. 33-48401).